UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 13, 2011 (May 12, 2011)
Universal Biosensors, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue, Rowville, 3178, Victoria Australia	Not Applicable (Zip Code)
(Address of Principal Executive Offices)
+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.
Universal Biosensors, Inc (the “Company”) held its annual meeting of stockholders on May 12, 2011. At the meeting, the Company’s stockholders (i) elected each of the Board’s nominees to serve as directors of the Company until the 2014 annual meeting of stockholders, or until their successors are duly elected and qualified, (ii) approved the named senior executive compensation (iii) voted on the frequency of voting on senior executive compensation, and (iv) approved the grant of employee options to Mr. Paul Wright. Set forth below are the final voting results.

1. Election of Directors	For	Against	Abstained
Denis Hanley	105,219,928	4,000	289,494
Elizabeth Wilson	105,032,691	191,237	289,494
Paul Wright	105,223,928	0	289,494

2. Approval of named senior
executive compensation	For	Against	Abstained
	104,904,189	609,224	0

3. Frequent of voting on senior
executive compensation	Every Year	Every 2 Years	Every 3 Years	Abstained
	94,032,240	189,221	3,500,113	0

4. Grant of employee options to
Mr. Paul Wright	For	Against	Abstained
	104,868,078	645,344	0
There were no broker non-votes for any of the matters listed above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.
Date: May 13, 2011	By:	/s/ Paul Wright
		Name:	Paul Wright
		Title:	Chief Executive Officer